Banc of America Securities was the affiliated member of the underwriting syndicate in all these issues.

Fund Series	                       Fund

Columbia Funds Series Trust 1	COLUMBIA CORE BOND FUND
Columbia Funds Series Trust 1	COLUMBIA CORE BOND FUND
Columbia Funds Series Trust 1	COLUMBIA CORE BOND FUND
Columbia Funds Series Trust 1	COLUMBIA CORE BOND FUND

Fund Series	                        Security

Columbia Funds Series Trust 1	CSMC 2006-C1 5.7375% 2/15/39
Columbia Funds Series Trust 1	ARCHSTONE SMITH 5.75 3/15/16
Columbia Funds Series Trust 1	COMCAST CORP 5.9% 3/15/16
Columbia Funds Series Trust 1	JOHNSON CONTROLS 5.25% 1/15/11

Fund Series	              Trade Date	Quantity	Price

Columbia Funds Series Trust 1	03/07/06	"6,900,000"	100.1683
Columbia Funds Series Trust 1	03/13/06	"3,860,000"	99.6320
Columbia Funds Series Trust 1	02/27/06	"2,210,000"	99.8620
Columbia Funds Series Trust 1	01/09/06	"1,165,000"	99.9870

Fund Series	                   Amount 	 Broker Bought From

Columbia Funds Series Trust 1	"6,911,613"	Credit Suisse
Columbia Funds Series Trust 1	"3,845,795"	JP Morgan
Columbia Funds Series Trust 1	"2,206,950"	Goldman Sachs
Columbia Funds Series Trust 1	"1,164,849"	JP Morgan